UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 13, 2016

BioCorRx Inc.
(Exact name of registrant as specified in its charter)

333-153381

(Commission File Number)

Nevada	26-0685980
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

601 N. Parkcenter Drive, Suite 103

Santa Ana, California 92705

(Address of principal executive offices)

(714) 462-4880

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 13, 2016, the Board of Directors (the "Board") of BioCorRx Inc., a Nevada corporation (the "Company"), adopted an amendment to the Company's Bylaws (the "Amended Bylaws"). Below is a brief description of the ways in which the Amended Bylaws will modify the Company's previous bylaws:

The Amended Bylaws will:

•	Update the name of the Company
•	Add information about the registered agent and places of business
•	Add parameters around timing and methods for notice to stockholders
•	Add parameters for books and records on stockholders entitled to vote
•	Enable stockholders to take action without a meeting if such action is authorized by written consent of stockholders holding at least a majority of the voting power
•	Eliminate the fixed number of directors
•	Expand the directors' obligations with respect to the performance of their duties
•	Authorize the Chief Executive Officer or President along with two directors to call a special meeting
•	Add parameters relating to the organization of the board with respect to responsibility for presiding over meetings.
•	Add the Chief Executive Officer as an individual to which a director may tender resignation
•	Add parameters for committees of the Board, if delegated, including executive committee, compensation committee, audit committee and nominating/governance committee
•	Add Chief Executive Officer as an officer position to be elected by the Board
•	Add the duties of the Chief Executive Officer position
•	Provide the Board with ability to require bond from any officer or agent of the corporation
•	Add indemnification provisions
•	Add provisions for the reservation of funds and banking
•	Expand the provisions regarding authority for check writing and include provisions for the execution of contracts, loans and deposits
•	Add provisions for additional committees

The above description of the Amended Bylaws is qualified in its entirety by the actual text of the Amended Bylaws, which is set forth in Exhibit 3.2 (subject to any changes required by applicable law) to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished as part of this Form 8-K:

Exhibit 3.2	Bylaws Amendment

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOCORRX INC.

Date: May 20, 2016	By:	/s/ Lourdes Felix
Lourdes Felix
Chief Financial Officer and Director